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                                                                  EXHIBIT 10.112


                                                    EXECUTION COPY







                                  $175,000,000

                                 ATLAS AIR, INC.

                          9 1/4% SENIOR NOTES DUE 2008



                               PLACEMENT AGREEMENT







April 7, 1998
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April 7, 1998


Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
c/o Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Dear Sirs and Mesdames:

            ATLAS AIR, INC., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "PLACEMENT AGENTS") $175,000,000 principal amount of its 9 1/4% Senior Notes due 2008 (the "SECURITIES") to BE issued pursuant to the provisions of an Indenture to be dated as of April 9, 1998 (the "INDENTURE") between the Company and State Street Bank and Trust Company, as Trustee (the "TRUSTEE").

            The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Memorandum (as defined below).

            The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Placement Agents (the "REGISTRATION RIGHTS AGREEMENT").

            In connection with the sale of the Securities, the Company will prepare an offering memorandum (the "MEMORANDUM") including a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein with respect to the Memorandum shall include all documents deemed to be incorporated by reference in the Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Placement Agent that:
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            (i) (A) Each document, if any, filed or to be filed pursuant to the
      Exchange Act and incorporated by reference in the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
      (B) the Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Memorandum based upon written information furnished to the Company by any Placement Agent through Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") expressly for use therein. The Company hereby confirms that it has authorized the use of the Memoranda in connection with the offer and resale of the Securities by the Placement Agents.

            (ii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum and to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (an "ATLAS MATERIAL ADVERSE EFFECT").

            (iii) The Company's only subsidiaries are Atlas One, Inc., Atlas Freighter Leasing, Inc., Atlas Freighter Leasing II, Inc., Atlas Air Services Limited, LHC Properties, Inc., Atlas Flightlease, Inc. and Genessee Insurance Company, Ltd. (collectively, the "SUBSIDIARIES"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have an Atlas Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.
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            (iv) This Agreement has been duly authorized, executed and delivered by the Company.

            (v) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

            (vi) The Indenture has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

            (viii) The execution and delivery by the Company of this Agreement, the Indenture, the Registration Rights Agreement and the Securities, the consummation by the Company of the transactions contemplated in this Agreement, the Indenture, the Registration Rights Agreement and the Securities, and compliance by the Company with the terms of this
      Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene (A) the certificate of incorporation or by-laws of the Company, (B) any provision of applicable law or any agreement or other instrument binding upon the Company or any of the Subsidiaries, except for such contraventions as would not, singly or in the aggregate, have an Atlas Material Adverse Effect, or (C) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement and the Securities, or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Securities, except
      (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and
      (y) such as may be
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      required under the Securities Act, the Trust Indenture Act or rules of the
      National Association of Securities Dealers in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement.

            (ix) The Company is a "CITIZEN OF THE UNITED STATES" (as defined in
      Section 40102(a)(15) of Title 49 of the United States Code, as amended) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the "FEDERAL AVIATION ACT"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable

            (x) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Memorandum.

            (xi) Except as accurately described in all material respects in the Memorandum and except as would not have an Atlas Material Adverse Effect and would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities, or to consummate the transactions contemplated by the Memorandum, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of the Subsidiaries is or may be a party or to which any of the properties of the Company or any of the Subsidiaries is or may be subject.

            (xii) Except as described in the Memorandum, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have an Atlas Material Adverse Effect.

            (xiii) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except (A) as described in the Memorandum or (B) as would not have an
      Atlas Material Adverse Effect.
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            (xiv) Except as described in the Memorandum, no labor problem exists with the Company's employees or with employees of any Subsidiary or, to the best knowledge of the Company, is imminent that could reasonably be expected to have an Atlas Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal contractors or customers that could reasonably be expected to have an Atlas Material Adverse Effect.

            (xv) The Company and the Subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have an Atlas Material Adverse Effect.

            (xvi) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (B) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except for this Agreement.

            (xvii) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents, as to which the Company makes no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("REGULATION S")) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agents as to which the Company makes no representation) have complied and will comply with the offering restrictions requirement of Regulation S.

            (xviii) The Company is subject to Section 13 or 15(d) of the Securities
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                                        6


      Exchange Act of 1934, as amended (the "EXCHANGE ACT").

            (xix) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (xx) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents pursuant to this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

            (xxi) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xxii) The Securities conform in all material respects to the description thereof contained in the Memorandum under the heading "Description of the Notes."

            (xxiii) The accountants that examined and issued an auditors report with respect to the consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Memorandum are independent public accountants within the meaning of the Securities Act and the regulations thereunder.

            (xxiv) The consolidated financial statements included or incorporated by reference in the Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Memorandum present fairly the information required to be stated therein.

            (xxv) The Company and the Subsidiaries possess adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, have an Atlas Material Adverse Effect.
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            (xxvi) The statistical and market-related data included in the
      Memorandum are based on or derived from sources which the Company and the Subsidiaries believe to be reliable and accurate.

            (xxvii) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (xxviii) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as it deems reasonable for the conduct of its business and the value of its properties.

            (xxix) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

            (xxx) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of its Subsidiaries has at any time: (A) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (B) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries.

            (b) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to a Placement Agent, or to counsel for the Placement Agents, on the Closing Date and in connection with this Agreement or the offering of the Securities, shall be deemed a representation and warranty by (and only by) the Company to the Placement Agents as to the matters covered thereby.

            The representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date.

            2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Placement Agents, and each Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in
Schedule I hereto opposite its name at a purchase price of 96.867% of
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the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

            The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Placement Agents, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities, other than (i) the sale of the Securities under this Agreement and
(ii) commercial paper issued in the ordinary course of business.

            3. Terms of Offering. You have advised the Company that the Placement Agents will make an offering of the Securities purchased by the Placement Agents hereunder on the terms to be set forth in the Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

            4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Placement Agents at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on April 9, 1998, or at such other time on the same or such other date, not later than April 23, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

            Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

            5. Conditions to the Placement Agents' Obligations. The several obligations of the Placement Agents to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible
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                                        9


            change, in the rating accorded any of the Company's securities, including the Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Memorandum.

            (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) At the Closing Date, the Registration Rights Agreement, attached as Exhibit A hereto, shall have been duly executed, delivered and be in full force and effect.

            (d) On the Closing Date, The Indenture shall have been duly executed and delivered and be in full force and effect.

            (e) On the Closing Date, you shall have received an opinion of Cahill Gordon & Reindel, as counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

            (f) On the Closing Date, you shall have received an opinion of David Brictson, in-house legal counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit C hereto.

            (g) On the Closing Date, you shall have received an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, in form and substance satisfactory to you.

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                                       10

                  (h) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Memorandum; provided, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The Company shall have furnished to you and to counsel for the Placement Agents, in form and substance satisfactory to you, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in
         Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

                  (j) On or before the Closing Date, the Company shall have furnished the Placement Agents with such conformed copies of such opinions, certificates, letters and documents as the Placement Agents may reasonably request.

         6. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants with each Placement Agent as follows:

                  (a) To furnish to each Placement Agent in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as such Placement Agent may reasonably request.

                  (b) Before amending or supplementing the Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Memorandum in order to make the statements therein, in the light of the circumstances when the Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Memorandum so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Memorandum is delivered to a purchaser, be misleading or so that the Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee (including the reasonable fees and disbursements of counsel to the Trustee) and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities,
         (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of

         Section 10, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents, as to whom the Company makes no covenant, as to whom the Company makes no covenant will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents, as to whom the Company makes no covenant) will comply with the offering restrictions requirement of Regulation S.

                  (k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (l) For a period of three years after the Closing Date, to make available to the Placement Agents, copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other \ documents, reports and information as shall be furnished by the Company to the holders of Securities or to its security holders generally; provided that at such time the Company has securities registered under Section 12(b) or 12(g) of the Exchange Act.

                  (m) During the period of two years after the Closing Date, upon request, to furnish to the Placement Agents and any holder of Securities a copy of the restrictions on transfer applicable to the Offered Certificates.

                  (n) During the period of two years after the Closing Date, not to be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

                  (o) In connection with the offering, until the Placement Agents shall have notified the Company of the completion of the resale of the Securities, neither the Company nor any of its Affiliates has bid for or purchased or will bid for or purchase, either alone or with one or more other persons, for any account in which it or any of its affiliates has a beneficial interest any Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

                  (p) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Memorandum.

                  7. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or
         (y) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTORS") that, prior to their purchase of the Securities, deliver to such Placement Agent a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Memorandum under the caption "Transfer Restrictions."

         (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) such Placement Agent understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expense;

                  (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                  (iv) such Placement Agent has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) such Placement Agent has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                  (vi) such Placement Agent understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                  (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

                  8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through Morgan Stanley & Co. Incorporated expressly for use therein.

         (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through Morgan Stanley & Co. Incorporated expressly for use in the Memorandum or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

         (e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation

(even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                  9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Memorandum.

                  10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

                  11. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Placement Agents, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: High Yield New Issues Group, facsimile number (212) 761-0587 and if sent to the Company, to Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401, attention: Chief Financial Officer, facsimile number (303) 526-5051.

                  12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                       Very truly yours,

                                       ATLAS AIR, INC.


                                       By: /s/ Richard Shuyler
                                           ---------------------------
                                           Name:  Richard Shuyler
                                           Title: Executive Vice President --
                                                  Strategic Planning and
                                                  Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED


By:  Morgan Stanley & Co. Incorporated

By: /s/ Helen Meates
   ----------------------------------
    Name:  Helen Meates
    Title: Vice President

                                                                      SCHEDULE I




                                                                            Principal Amount of
                          PLACEMENT AGENT                               Securities to be Purchased



      Morgan Stanley & Co. Incorporated.......................                         $87,500,000

      BT Alex. Brown Incorporated.............................                          87,500,000



      Total:..................................................                        $175,000,000

                                                                       EXHIBIT A


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B


                   FORM OF OPINION OF CAHILL GORDON & REINDEL,
                             COUNSEL TO THE COMPANY

                                                                       EXHIBIT C


            FORM OF OPINION OF DAVID BRICTSON, IN-HOUSE LEGAL COUNSEL
                                 TO THE COMPANY